Exhibit 99.3

Independent Auditors’ Report

To the Board of Directors

Karta Technologies, Inc. and Affiliate

San Antonio, Texas

We have audited, before the effect of the adjustments for the correction of the error described in Note 18, the accompanying statements of income, stockholder’s equity and cash flows for the year ended December 31, 2004 of Karta Technologies, Inc. The 2004 statements of income, stockholder’s equity and cash flows before the effects of the adjustments discussed in Note 18 are not presented herein. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, except for the error described in Note 18, the financial statements referred to above present fairly, in all material respects, the results of operations of Karta Technologies, Inc. and its cash flows for the year ended December 31, 2004 in conformity with U.S. generally accepted accounting principles.

We were not engaged to audit, review, or apply any procedures to the adjustments for the correction of the error described in Note 18 and, accordingly, we do not express an opinion or any other form of assurance about whether such adjustments are appropriate and have been properly applied. Those adjustments were audited by Padgett Stratemann & Co. LLP.

/s/ McGladrey & Pullen, LLP

Bethesda, Maryland

February 4, 2005

Independent Auditors’ Report

To the Board of Directors

Karta Technologies, Inc. and Affiliate

San Antonio, Texas

We have audited the accompanying consolidated balance sheets of Karta Technologies, Inc. and Affiliate as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Karta Technologies, Inc. and Affiliate as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

We also have audited the adjustments described in note 18 that were applied to restate the 2004 financial statements to correct an error. In our opinion, such adjustments are appropriate and have been properly applied. We were not engaged to audit, review, or apply any procedures to the 2004 financial statements of the Company other than with respect to the adjustments and, accordingly, we do not express an opinion or any other form of assurance on the 2004 financial statements taken as a whole.

As discussed in note 1 to the consolidated financial statements, during the year ended December 31, 2005, Karta Technologies, Inc. changed its method of accounting to consolidate the results of Gur Parsaad Properties, Ltd.

/s/ Padgett, Stratemann & Co., L.L.P.

Certified Public Accountants

San Antonio, TX

April 3, 2007

Karta Technologies, Inc. and Affiliate

Consolidated Balance Sheets

December 31, 2006 and 2005

Assets

	2006	2005
Current Assets
Cash	$1,766,201	$2,668,184
Contract receivables – net of allowance for doubtful accounts	15,524,669	10,677,275
Accounts receivable	76,159	43,671
Prepaid contract costs	63,414	109,770
Prepaid expenses	114,489	267,531

Total current assets	17,544,932	13,766,431

Property and Equipment – net of accumulated depreciation and amortization	6,408,519	5,694,215

Other Assets – deposits	68,094	69,371

	$24,021,545	$19,530,017

Notes to consolidated financial statements form an integral part of these statements.

Liabilities and Equity

	2006	2005
Current Liabilities
Current maturities of long-term debt	$55,287	$201,954
Current portion of capitalized lease obligations	5,895	26,055
Accounts payable	1,784,410	463,419
Accrued expenses	2,065,939	337,381
Accrued vacation	744,067	768,263
Provision for losses on contract	328,517	—
Billings in excess of costs and estimated earnings on incomplete contracts	835,606	2,022,760
Deferred revenue	434,266	1,120,091
Deferred income taxes	252,906	307,179
Note payable to stockholder	308,000	—
Due to affiliate	135,101	135,101

Total current liabilities	6,949,994	5,382,203

Long-Term Liabilities
Line of credit	1,500,000	—
Long-term debt – less current maturities	5,171,345	3,891,215
Long-term portion of capitalized lease obligations	—	7,403
Security deposits	135,415	132,915

Total long-term liabilities	6,806,760	4,031,533

Total liabilities	13,756,754	9,413,736

Equity
Class A common stock, $0.01 par value, 30,000,000 shares authorized, 10,250,000 shares issued and outstanding in 2006 (10,000,000 shares issued and outstanding in 2005)	102,500	100,000
Additional paid-in capital	148,785	—
Retained earnings	9,472,749	9,637,548
Noncontrolling interest in equity	540,757	378,733

Total equity	10,264,791	10,116,281

	$24,021,545	$19,530,017

Karta Technologies, Inc. and Affiliate

Consolidated Statements of Income

Years Ended December 31,

	2006	2005	2004
			(as restated)
Revenues:
Contract revenue	$50,790,336	$52,807,202	$57,533,459
Rental income	73,072	166,083	—
Other revenue	466	320	5,434

	50,863,874	52,973,605	57,538,893

Expenses:
Direct expenses	29,061,995	28,709,136	39,014,005
Indirect expenses	16,059,513	17,310,345	11,344,280
Other expenses	2,824,089	1,239,780	1,251,742

	47,945,597	47,259,261	51,610,027

Operating income	2,918,277	5,714,344	5,928,866

Other income (expense):
Interest income	123,511	46,974	27,128
Interest expense	(258,926)	(158,123)	(1,667)

	(135,415)	(111,149)	25,461

Income before income taxes	2,782,862	5,603,195	5,954,327
Income tax expense	122,713	200,474	—

Net income	2,660,149	5,402,721	5,954,327
Noncontrolling interest in net (income) loss	87,976	(234,910)	—

Controlling interest in net income	$2,748,125	$5,167,811	$5,954,327

Notes to consolidated financial statements form an integral part of these statements.

Karta Technologies, Inc. and Affiliate

Consolidated Statements of Changes in Stockholder’s Equity

Years Ended December 31,

	Common Stock		Additional Paid-In Capital	Retained Earnings	Noncontrolling Interest in Equity	Total
	Shares	Amount
Balance at December 31, 2003 – as previously reported	100,000	$1,000	$—	$9,870,032	$—	$9,871,032
Prior period adjustment	—	—	—	(184,845)	—	(184,845)

Balance at January 1, 2004 – as restated	100,000	1,000	—	9,685,187	—	9,686,187
Net income – as restated	—	—	—	5,954,327	—	5,954,327
Distributions	—	—	—	(9,003,771)	—	(9,003,771)

Balance at December 31, 2004	100,000	$1,000	$—	$6,635,743	$—	$6,636,743
Consolidation of variable interest entity	—	—	—	—	116,601	116,601
100-for-1 stock split	9,900,000	99,000	—	(99,000)	—	—
Net income – year ended December 31, 2005	—	—	—	5,167,811	234,910	5,402,721
Capital contributions	—	—	—	—	27,222	27,222
Distributions	—	—	—	(2,067,006)	—	(2,067,006)

Balance at December 31, 2005	10,000,000	100,000	—	9,637,548	378,733	10,116,281
Net income (loss) – year ended December 31, 2006	—	—	—	2,748,125	(87,976)	2,660,149
Exercise of stock options	250,000	2,500	35,000	—	—	37,500
Share-based compensation	—	—	113,785	—	—	—
Capital contributions	—	—	—	—	250,000	250,000
Distributions	—	—	—	(2,912,924)	—	(2,912,924)

Balance at December 31, 2006	10,250,000	$102,500	$148,785	$9,472,749	$540,757	$10,264,791

Notes to consolidated financial statements form an integral part of these statements.

Karta Technologies, Inc. and Affiliate

Consolidated Statements of Cash Flows

Years Ended December 31,

Increase (Decrease) in Cash

	2006	2005	2004
			(as restated)
Cash Flows From Operating Activities
Controlling interest in net income	$2,748,125	$5,167,811	$5,954,327

Adjustments to reconcile controlling interest in net income to net cash provided by operating activities:
Noncontrolling interest in net income (loss)	(87,976)	234,910	—
Depreciation and amortization	670,889	514,656	265,426
Deferred income tax benefit	(54,273)	(24,690)	(4,152)
Share-based compensation expense	113,785	—	34,000
Changes in assets and liabilities:
Contract receivables	(4,847,394)	3,033,297	(953,304)
Accounts receivable	(32,488)	15,601	—
Prepaid contract costs and expenses	199,398	1,083,649	(270,489)
Deposits	1,277	4,003	(29,468)
Accounts payable	1,320,991	(467,613)	166,965
Accrued expenses and provision for losses on contract	2,032,879	(611,789)	(94,399)
Billings in excess of costs and estimated earnings on incomplete contracts	(1,187,154)	(333,999)	578,909
Deferred revenue	(685,825)	(2,099,744)	(135,833)
Security deposits	2,500	109,998	—

Total adjustments	(2,553,391)	1,458,279	(442,345)

Net cash provided by operating activities	194,734	6,626,090	5,511,982

Cash Flows From Investing Activities – purchase of property and equipment	(321,550)	(834,945)	(739,373)

Net cash used in investing activities	(321,550)	(834,945)	(739,373)

Notes to consolidated financial statements form an integral part of these statements.

Increase (Decrease) in Cash

	2006	2005	2004
Cash Flows From Financing Activities
Disbursements in excess of cash	$—	$(1,028,755)	$1,028,755
Line of credit	1,500,000	—	—
Proceeds from issuance of long-term debt	267,263	—	—
Principal payments on long-term debt	(197,443)	(160,164)	—
Principal payments on capitalized lease obligations	(27,563)	(34,961)	(55,502)
Note payable to stockholder	308,000	—	—
Exercise of stock options	37,500	—	—
Capital contributions	250,000	27,222	—
Distributions	(2,912,924)	(2,067,006)	(9,003,771)
Due to affiliate	—	135,784	—

Net cash used in financing activities	(775,167)	(3,127,880)	(8,030,518)

Net increase (decrease) in cash	(901,983)	2,663,265	(3,257,909)
Cash at beginning of year	2,668,184	4,919	3,262,828

Cash at end of year	$1,766,201	$2,668,184	$4,919

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$258,926	$263,260	$1,667

Supplemental Disclosure of Noncash Investing and Financing Activities
Purchase of land and building financed with long-term debt	$—	$2,200,000	$—

Refinancing of land and building bank loan	$1,063,643	$—	$—

Capital lease obligation	$—	$—	$82,687

Karta Technologies, Inc. and Affiliate

Notes to Consolidated Financial Statements

1.	Nature of Business and Significant Accounting Policies

The accompanying consolidated financial statements include the accounts of Karta Technologies, Inc. (“Karta”) and its variable interest entity, Gur Parsaad Properties, Ltd. (“Gur Parsaad”). All significant intercompany balances and transactions have been eliminated. The consolidated group is referred to as the “Company.”

Karta is a Texas corporation which provides engineering, logistics, and information technology services to government and commercial users across the United States. Karta also produces a variety of multimedia applications for a diverse customer base.

Gur Parsaad, a partnership that is controlled by Karta’s sole stockholder, was created to hold and lease office space to Karta.

The Company maintains cash accounts at several financial institutions. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At times, the Company may exceed federally insured limits but has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash.

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

A summary of the significant accounting policies followed by the Company in preparation of the accompanying consolidated financial statements is set forth below:

Contract Receivables

Billed contract receivables are considered past due if the invoice has been outstanding more than 30 days. The Company does not charge interest on contract receivables; however, U.S. Government agencies may pay interest on invoices outstanding more than 30 days. The Company records interest income from U.S. Government agencies when received.

In accordance with industry practice, contract receivables relating to long-term contracts are classified as current, even though a portion of these accounts, including rate variances and retainages, are not expected to be realized within one year. Retention balances are typically collected within a year of completion of the contract.

Karta Technologies, Inc. and Affiliate

Notes to Consolidated Financial Statements

1.	Nature of Business and Significant Accounting Policies (continued)

Contract Receivables (continued)

The allowance for doubtful accounts is established as losses are estimated to have occurred through a provision for bad debts charged to earnings. Losses are charged against the allowance when management believes the uncollectibility of a receivable is confirmed. Subsequent recoveries, if any, are credited to the allowance. Contract receivables are generated from prime and subcontracting arrangements with U.S. Government agencies and various commercial entities. Billed amounts represent invoices that have been prepared and sent to the customer. Unbilled amounts represent contract costs incurred which have yet to be billed. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized, and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment there was no impairment at December 31, 2006, 2005 and 2004.

Assets Held Under Capital Leases

Assets held under capital leases are recorded at the lower of the net present value of the minimum lease payments or the fair value of the leased asset at the inception of the lease. Amortization expense is computed using the straight-line method over the shorter of the estimated useful lives of the assets or the period of the related lease.

Karta Technologies, Inc. and Affiliate

Notes to Consolidated Financial Statements

1.	Nature of Business and Significant Accounting Policies (continued)

Revenue Recognition

The Company recognizes revenue when services are performed except when work is being performed under long-term fixed-fee contracts. Such contracts generally provide that the customer accept completion of progress to date and compensate the Company for services rendered measured in terms of units installed, hours expended, or some other measure of progress. Revenues from these contracts are recognized on the percentage-of-completion method in accordance with the American Institute of Certified Public Accountants’ Statement of Position 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts. The Company recognizes revenue on signed contracts and change orders. Percentage-of-completion for contracts is measured principally by the percentage of costs incurred and accrued to date for each contract to the estimated total costs for each contract at completion. The Company generally considers contracts to be substantially complete upon departure from the work site and acceptance by the customer. Contract costs include all direct material, labor, subcontract, equipment costs, related payroll taxes and insurance costs, and any other costs related to contract performance. Changes in job performance, job conditions, estimated contract costs and profitability, and final contract settlements may result in revisions to costs and income and the effects of these revisions are recognized in the period in which the revisions are determined. Provisions for total estimated losses on incomplete contracts are made in the period in which such losses are determined.

The balances billed but not paid by customers pursuant to retainage provisions in long-term contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company’s experience with similar contracts in recent years, the retention balance at each balance sheet date will be collected within the subsequent fiscal year.

The current asset “costs and estimated earnings in excess of billings on incomplete contracts” represents revenues recognized in excess of amounts billed which management believes will be billed and collected within the subsequent year. The current liability “billings in excess of costs and estimated earnings on incomplete contracts” represents billings in excess of revenues recognized.

Karta Technologies, Inc. and Affiliate

Notes to Consolidated Financial Statements

1.	Nature of Business and Significant Accounting Policies (continued)

Income Taxes

Karta, with the consent of its stockholders, has elected under the Internal Revenue Code to be taxed as an S Corporation. The stockholders of an S Corporation are taxed on their proportionate shares of the S Corporation’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the consolidated financial statements. Certain deductions and credits flow through Karta to its stockholders. Karta is liable for income taxes in state jurisdictions which do not recognize S Corporation status. Therefore, a provision and a related liability have been included in these consolidated financial statements for state income taxes.

Gur Parsaad, a partnership, is not a tax-paying entity for federal or state income tax purposes and, accordingly, a provision for income taxes has not been recorded in the accompanying consolidated financial statements. Partnership income or losses are reflected in the partners’ individual income tax returns in accordance with their ownership percentages.

Gur Parsaad will be subject to Texas gross margin taxes during the year ending December 31, 2007.

Deferred tax assets and liabilities are recognized for the future state tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Differences include methods of computing depreciation for tax purposes under accelerated cost recovery methods and on the straight-line method for financial statement purposes. In addition, revenues and expenses are reported on the cash basis for tax purposes and on the accrual method for financial statement purposes. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and noncurrent based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Concentration of Credit Risk

Substantially all of the Company’s contract receivables are derived from prime contracts and subcontracts with U.S. Government agencies. All contract receivables are made on an unsecured basis.

Karta Technologies, Inc. and Affiliate

Notes to Consolidated Financial Statements

1.	Nature of Business and Significant Accounting Policies (continued)

Employee Stock Plan

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 123R (“FAS No. 123R”), Share-Based Payment, which is a revision of SFAS No. 123 (“FAS No. 123”), Accounting for Stock-Based Compensation.

FAS No. 123R eliminates accounting for share-based compensation transactions using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 (“APB No. 25”), Accounting for Stock Issued to Employees, and requires instead that such transactions be accounted for using a fair value-based method. The Company has adopted the provisions of FAS No. 123R effective January 1, 2006, under the prospective transition method, in which compensation costs were recognized beginning with the effective date (a) based on the requirements of FAS No. 123R for all share-based payments granted after the effective date and (b) for all awards granted to employees prior to the effective dates of FAS No. 123R that were modified, repurchased, or cancelled after the required effective date.

As permitted under FAS No. 123, the Company elected to follow APB No. 25 and related interpretations in accounting for stock-based awards to employees through December 31, 2005. Accordingly, compensation cost for stock options and nonvested stock grants was measured as the excess, if any, of the market price of the Company’s common stock at the date of grant over the exercise price.

With the adoption of FAS No. 123R, the Company elected to amortize stock-based compensation for awards granted on or after the adoption of FAS No. 123R on January 1, 2006, on a straight-line basis over the requisite service (vesting) period for the entire award. For awards granted prior to January 1, 2006, compensation cost is amortized in a manner consistent with FASB Interpretation No. 28 (“FIN No. 28”), Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans. This is the same manner applied in the pro forma disclosures under FAS No. 123.

Karta Technologies, Inc. and Affiliate

Notes to Consolidated Financial Statements

2.	Contract Receivables

Contract receivables consist of the following:

	December 31,
	2006	2005
Billed receivables	$13,001,865	$9,808,589
Unbilled receivables:
Costs incurred in excess of billings on incomplete contracts	2,587,847	926,894
Fee retentions	23,606	23,319
Other receivables	14,524	8,273

	15,627,842	10,767,075
Less allowance for doubtful accounts	103,173	89,800

	$15,524,669	$10,677,275

Karta Technologies, Inc. and Affiliate

Notes to Consolidated Financial Statements

3.	Depreciation and Amortization

Depreciation and amortization expense by major asset classification, which includes amortization expense of assets held under capitalized lease obligations, is summarized below:

Asset Category	Estimated Useful Lives	Cost	Depreciation/ Amortization Expense	Accumulated Depreciation/ Amortization
Year Ended December 31, 2006
Land		$1,083,200	$—	$—
Buildings	39 years	3,703,574	94,963	415,092
Furniture and fixtures	5 years	1,364,940	206,354	868,950
Leasehold improvements	3 to 5 years	189,320	36,780	147,409
Software	1 to 3 years	1,366,074	332,792	935,359
Construction in progress		1,068,221	—	—

		$8,775,329	$670,889	$2,366,810

Year Ended December 31, 2005
Land		$1,083,200	$—	$—
Buildings	39 years	3,703,574	79,880	320,129
Furniture and fixtures	5 years	1,187,134	181,229	662,596
Leasehold improvements	3 to 5 years	193,898	35,436	110,629
Software	1 to 3 years	1,222,330	218,111	602,567

		$7,390,136	$514,656	$1,695,921

Year Ended December 31, 2004
Furniture and fixtures	5 years	$751,500	$103,736	$290,327
Leasehold improvements	3 to 5 years	172,648	34,109	75,193
Software	1 to 3 years	785,049	127,581	409,412

		$1,709,197	$265,426	$774,932

4.	Line of Credit

Karta’s line of credit agreement, which expires January 2008, provides for advances of $2,000,000, as defined in the agreement. The agreement provides for interest on borrowings at the bank’s prime rate less 0.50% annually. The line is secured by contract receivables of Karta. The agreement contains certain financial covenants. At December 31, 2006, $1,500,000 was outstanding on this line ($0 in 2005).

Karta Technologies, Inc. and Affiliate

Notes to Consolidated Financial Statements

5.	Prepaid Contract Costs

Karta purchases software license agreements related to certain government contracts. The total cost of the licenses is recorded as prepaid contract costs. These costs are amortized on the straight-line basis over the term of the respective contract.

6.	Capitalized Lease Obligations

The Company has entered into various capital lease agreements for furniture expiring at various times through 2007.

The following is a summary of leased property under capital leases, by major classes, included in property and equipment in the accompanying consolidated financial statements:

	December 31,
	2006	2005
Furniture and equipment	$82,689	$82,689
Less accumulated amortization	46,855	13,781

	$35,834	$68,908

The following is a schedule by years of future minimum lease payments under capital leases together with the present value of net minimum lease payments at December 31, 2006:

Future minimum lease payments	$6,891
Less amount of net minimum lease payments attributable to interest	996

Present value of net minimum lease payments	5,895
Current portion of capitalized lease obligations	(5,895)

Long-term portion of capitalized lease obligations	$—

Karta Technologies, Inc. and Affiliate

Notes to Consolidated Financial Statements

7.	Long-Term Debt

Long-term debt consists of the following:

Collateral	Monthly Installment	Interest Rate	Payable Through	December 31,
				2006	2005
Bank installment loans:
Land and building	Variable (A)	LIBOR plus 1.4%	2020	$2,131,148	$2,186,502
Land and building	$11,111 plus interest	Adjusted LIBOR rate	2010	—	1,906,667
Land and building	Interest Only	LIBOR plus .75%	(B)	3,095,484	—

				5,226,632	4,093,169
Less current maturities				55,287	201,954

				$5,171,345	$3,891,215

(A)	Variable monthly principal payment amounts are due over the life of the note. In 2005, these payments were approximately $4,600 per month, plus interest.
(B)	This is a construction loan agreement which calls for interest only until the loan is converted to an installment note on December 15, 2007 or completion of the construction project. After the note is converted, the monthly installments will be approximately $15,000 to $20,000 plus interest. The converted note will mature December 15, 2021. Karta guarantees this note through the construction phase only.

Aggregate maturities required on long-term debt at December 31, 2006 are as follows:

Year ending December 31,
2007	$55,287
2008	251,861
2009	264,909
2010	281,863
2011	294,935
Thereafter	4,077,777

$5,226,632

Karta Technologies, Inc. and Affiliate

Notes to Consolidated Financial Statements

8.	Rental Income Under Operating Leases

During 2005 and 2006, Gur Parsaad leased office space to a third party pursuant to a noncancellable operating lease. In 2006, the third party defaulted on the lease. The Company intends to take legal action to collect all remaining rent due under the lease. Security deposits retained by the Company are sufficient to cover outstanding receivables.

9.	Stock Options

The Company’s 2005 Stock Incentive Plan (the “Plan”), which is stockholder-approved, permits the grant of share options and shares to its employees for up to 1,500,000 shares of common stock. The Company believes that such awards better align the interests of its employees with those of its stockholder. Option awards are generally granted with an exercise price equal to the fair value of the Company’s stock at the date of grant; those option awards generally vest in periodic installments and have ten-year contractual terms.

The fair value of each option award is estimated on the date of grant using the Black-Scholes option pricing model that uses the assumptions noted in the table below. Expected volatilities are based on the average volatilities of similar public entities. The expected term of options granted is derived from the output of the option valuation model and represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

Expected volatility	27.14%-51.8%
Weighted-average volatility	43
Expected dividends	None
Expected term	10
Risk-free rate	3.58%-5.13%

Karta Technologies, Inc. and Affiliate

Notes to Consolidated Financial Statements

9. Stock Options (continued)

	Shares	Weighted- Average Exercise Price	Price Range
December 31, 2006
Outstanding at beginning of year	1,020,000	$1.57	$0.15-$2.05
Shares granted	585,000	1.74	$1.66-$2.05
Shares exercised	(250,000)	0.15	$0.15
Shares cancelled	(550,000)	2.01	$1.89-$2.02

Outstanding at end of year	805,000	$1.92	$1.66-$2.05

Exercisable at end of year	77,500	$2.05

			$2.05

Weighted-average fair value per option of the options granted during the year	385,000	$1.13

December 31, 2005
Outstanding at beginning of year	1,000,000	$1.21	$0.15-$2.02
Shares granted	270,000	2.05	$2.05
Shares exercised	(175,000)	0.50	$0.15-$1.00
Shares cancelled	(75,000)	0.97	$0.91-$1.00

Outstanding at end of year	1,020,000	$1.57	$0.15-$2.05

Exercisable at end of year	483,300	$1.05	$0.15-$2.02

Weighted-average fair value per option of the options granted during the year	280,000	$2.05	$2.05

December 31, 2004
Outstanding at beginning of year	500,000	$0.40	$0.15-$1.00
Shares granted	500,000	2.02	$2.02
Shares exercised	—	—	$0.00
Shares cancelled	—	—	$0.00

Outstanding at end of year	1,000,000	$1.21	$0.15-$2.02

Exercisable at end of year	600,000	$0.84	$0.15-$2.02

Weighted-average fair value per option of the options granted during the year	500,000	$2.02	$2.02

The 2004 options have been adjusted to reflect the 100-for-1 stock split that occurred during 2005.

Karta Technologies, Inc. and Affiliate

Notes to Consolidated Financial Statements

9. Stock Options (continued)

The following summarizes information about stock options outstanding:

December 31, 2006
Options Outstanding			Options Exercisable
Exercise Price	Total Outstanding	Weighted- Average Remaining Life	Total Exercisable	Weighted- Average Exercise Price
$1.66	100,000	118 months	—	$—
1.87	220,000	114 months	—	—
1.89	140,000	111 months	—	—
2.05	345,000		77,500	2.05

	805,000		77,500

December 31, 2005
Options Outstanding			Options Exercisable
Exercise Price	Total Outstanding	Weighted- Average Remaining Life	Total Exercisable	Weighted- Average Exercise Price
$0.15	250,000	36 months	250,000	$0.15
2.02	500,000	102 months	233,300	2.02
2.05	270,000	119 months	—	2.05

	1,020,000		483,300

10. Employee Benefits

The Company has a 401(k) savings plan for all eligible employees. Employees may enter the plan on the first day of the month following employment. The Company has the option to make a nondiscretionary matching contribution of 50% of the first 6% of active participants compensation contributed to the plan. The Company made contributions to the plan for the year ended December 31, 2006 totaling $557,034 ($489,512 in 2005 and $306,193 in 2004).

Karta Technologies, Inc. and Affiliate

Notes to Consolidated Financial Statements

11. Operating Leases

The Company leases various equipment and a portion of its facilities from third parties pursuant to noncancellable operating lease agreements expiring through 2011. Rental expense was approximately $472,900 for the year ended December 31, 2006 ($499,500 in 2005 and $172,466 in 2004).

Future minimum lease commitments under noncancellable operating leases as of December 31, 2006 are as follows:

Year ending December 31,
2007	$354,212
2008	248,819
2009	200,262
2010	43,284
2011	14,616

$861,193

12. State Income Taxes

The Company’s tax expense for the year ended December 31, 2006 was $122,713 ($200,474 in 2005 and $0 in 2004), resulting from states not recognizing S Corporation status. Current deferred tax liabilities are composed primarily of the tax effect of timing differences for contract receivables and amounted to $252,906 at December 31, 2006 ($307,179 in 2005).

13. Major Customers

Substantially all of the Company’s revenue and contract receivables are derived from prime contracts and subcontracts with prime contractors of U.S. Government agencies.

14. Contingencies

The Company has cost-reimbursable-type contracts with the federal government. Consequently, the Company is reimbursed based on its direct expenses attributable to the contract plus a percentage based upon overhead and general and administrative expenses. The overhead and general and administrative rates are estimates. Accordingly, if the actual rates, as determined by the cognizant audit agency, are below the Company’s estimates a refund for the difference would be due to the federal government. Management does not anticipate any significant refunds.

Karta Technologies, Inc. and Affiliate

Notes to Consolidated Financial Statements

14. Contingencies (continued)

Costs charged to various U.S. Government contracts are subject to annual audits by the Defense Contract Audit Agency (“DCAA”) and other government agencies. These audits can result in adjustments to previously billed contracts. The DCAA audits of contract costs incurred through the year ended December 31, 2003 were complete as of December 31, 2006. It is management’s opinion that the results of future audits will not have any material effect on the Company’s financial position or results of operations.

The Company is involved in litigation in the normal course of business. Management believes there is no liability on the part of the Company and intends to vigorously defend its position.

15. Variable Interest Entity

Management of Karta determined that Gur Parsaad is a variable interest entity since it requires subordinated financial support. Karta has a variable interest in Gur Parsaad consisting of debt guarantees and a leasing agreement. Karta determined these variable interests subjected Karta to a majority of any potential losses in Gur Parsaad and, therefore, required Karta to consolidate Gur Parsaad beginning January 1, 2005. The results of operations of Gur Parsaad have been included in the statements of income since January 1, 2005. If the operations of Gur Parsaad had been included in the results of operations for 2004 the effect of the consolidation would be to increase net income by $122,822. Related party rental expense paid by Karta to Gur Parsaad during 2004 was $314,237.

The following table gives the related significance of Gur Parsaad as of and for the years ended December 31, 2006 and 2005 as follows:

	2006	2005
Gross rentals	$389,906	$482,917
Net income (loss)	(87,976)	234,910
Assets – primarily property	6,345,905	4,753,566
Liabilities – primarily long-term debt	5,805,148	4,374,833
Partners’ equity treated as minority interest on balance sheet	540,757	378,733

Karta Technologies, Inc. and Affiliate

Notes to Consolidated Financial Statements

16. Stock Split

On November 21, 2005, the Board of Directors authorized a 100-for-1 stock split of the Company’s $0.01 par value common stock. As a result of the split, 9,900,000 additional shares were issued, and retained earnings was reduced by $99,000.

17. Subsequent Event

On January 5, 2007, Gur Parsaad sold land and building, with a net book value of approximately $2,100,000, for $2,093,302.

18. Prior Period Adjustment

Subsequent to the issuance of the financial statements of Karta as of December 31, 2004, and for the year then ended, it was discovered that the terms of Karta’s stock option plans made the awards compensatory under accounting principles generally accepted in the United States of America. Accordingly, the financial statements as of December 31, 2004, and for the year ended have been restated to reflect additional stock compensation expense of $34,000 related to Karta’s stock option plans described in note 9. In addition, a reduction of $184,845 in retained earnings as of December 31, 2003, was recorded to additional stock compensation expense prior to December 31, 2003.

The cumulative effect of the matters described above on the accompanying financial statements as of or for the year ended December 31, 2004 then ended was as follows:

	As Previously Reported	As Restated
Other expenses	$1,217,742	$1,251,742
Total expenses	51,576,027	51,610,027
Operating income	5,962,866	5,928,866
Income before taxes	5,988,327	5,954,327
Net income	5,988,327	5,954,327

Selected balance sheet accounts as of December 31, 2003:

	As Previously Reported	As Restated
Retained earnings	$9,870,032	$9,685,187

Supplementary Data

Independent Auditors’ Report on Supplementary Data

To the Board of Directors

Karta Technologies, Inc. and Affiliate

San Antonio, Texas

Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The consolidating and other supplementary data are presented for purposes of additional analysis and are not a required part of the basic consolidated financial statements. Such data has not been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, accordingly, we express no opinion on it.

/s/ Padgett, Stratemann & Co., L.L.P.

Certified Public Accountants
April 3, 2007

Karta Technologies, Inc. and Affiliate

Consolidating Balance Sheet

December 31, 2006

Assets

	Consolidated	Eliminations	Karta Technologies, Inc.	Gur Parsaad Properties, Ltd.
Current Assets
Cash	$1,766,201	$—	$942,945	$823,256
Contract receivables – net of allowance for doubtful accounts	15,524,669	—	15,524,669	—
Accounts receivable	76,159	—	—	76,159
Prepaid contract costs	63,414	—	63,414	—
Prepaid expenses	114,489	—	114,489	—

Total current assets	17,544,932	—	16,645,517	899,415

Property and Equipment – net of accumulated depreciation and amortization	6,408,519	—	962,029	5,446,490

Other Assets – deposits	68,094	—	68,094	—

	$24,021,545	$—	$17,675,640	$6,345,905

See independent auditors’ report on supplementary data.

Liabilities and Equity

	Consolidated	Eliminations	Karta Technologies, Inc.	Gur Parsaad Properties, Ltd.
Current Liabilities
Current maturities of long-term debt	$55,287	$—	$—	$55,287
Current portion of capitalized lease obligations	5,895	—	5,895	—
Accounts payable	1,784,410	—	1,784,410	—
Accrued expenses	2,065,939	—	2,065,939	—
Accrued vacation	744,067	—	744,067	—
Provision for losses on contract	328,517	—	328,517	—
Billings in excess of costs and estimated earnings on incomplete contracts	835,606	—	835,606	—
Deferred revenue	434,266	—	434,266	—
Deferred income taxes	252,906	—	252,906	—
Note payable to stockholder	308,000	—	—	308,000
Due to affiliate	135,101	—	—	135,101

Total current liabilities	6,949,994	—	6,451,606	498,388

Long-Term Liabilities
Line of credit	1,500,000	—	1,500,000	—
Long-term debt – less current maturities	5,171,345	—	—	5,171,345
Security deposits	135,415	—	—	135,415

Total long-term liabilities	6,806,760	—	1,500,000	5,306,760

Total liabilities	13,756,754	—	7,951,606	5,805,148

Equity
Stockholder’s equity	9,724,034	—	9,724,034	—
Partners’ capital	540,757	—	—	540,757

Total equity	10,264,791	—	9,724,034	540,757

	$24,021,545	$—	$17,675,640	$6,345,905

Karta Technologies, Inc. and Affiliate

Consolidating Statement of Income

Year Ended December 31, 2006

	Consolidated	Eliminations	Karta Technologies, Inc.	Gur Parsaad Properties, Ltd.
Revenues:
Contract revenue	$50,790,336	$—	$50,790,336	$—
Rental income	73,072	(316,834)	—	389,906
Other revenue	466	—	466	—

	50,863,874	(316,834)	50,790,802	389,906

Expenses:
Direct expenses	29,061,995	—	29,061,995	—
Indirect expenses	16,059,513	(316,834)	16,376,347	—
Other expenses	2,824,089	—	2,599,487	224,602

	47,945,597	(316,834)	48,037,829	224,602

Operating income	2,918,277	—	2,752,973	165,304

Other income (expense):
Interest income	123,511	—	123,511	—
Interest expense	(258,926)	—	(5,646)	(253,280)

	(135,415)	—	117,865	(253,280)

Income (loss) before income taxes	2,782,862	—	2,870,838	(87,976)
Income tax expense	122,713	—	122,713	—

Net income (loss)	2,660,149	—	2,748,125	(87,976)
Noncontrolling interest in net income	87,976	—	—	87,976

Controlling interest in net income	$2,748,125	$—	$2,748,125	$—

See independent auditors’ report on supplementary data.

Karta Technologies, Inc.

Comparative Balance Sheets

December 31, 2006 and 2005

Assets

	2006	2005
Current Assets
Cash	$942,945	$2,475,624
Contract receivables – net of allowance for doubtful accounts	15,524,669	10,677,275
Prepaid contract costs	63,414	109,770
Prepaid expenses	114,489	267,531

Total current assets	16,645,517	13,530,200

Property and Equipment – net of accumulated depreciation and amortization of $1,681,629 and $1,145,229, respectively	962,029	1,176,880

Other Assets – deposits	68,094	69,371

	$17,675,640	$14,776,451

See independent auditors’ report on supplementary data.

Liabilities and Equity

	2006	2005
Current Liabilities
Current portion of capitalized lease obligations	$5,895	$26,055
Accounts payable	1,784,410	463,419
Accrued expenses	2,065,939	323,733
Accrued vacation	744,067	768,263
Provision for losses on contract	328,517	—
Billings in excess of costs and estimated earnings on incomplete contracts	835,606	2,022,760
Deferred revenue	434,266	1,120,091
Deferred income taxes	252,906	307,179

Total current liabilities	6,451,606	5,031,500

Long-Term Liabilities
Line of credit	1,500,000	—
Long-term portion of capitalized lease obligations	—	7,403

Total long-term liabilities	1,500,000	7,403

Total liabilities	7,951,606	5,038,903

Equity
Class A common stock, $0.01 par value, 30,000,000 shares authorized, 10,250,000 shares issued and outstanding in 2006 (10,000,000 shares issued and outstanding in 2005)	102,500	100,000
Additional paid-in capital	148,785	—
Retained earnings	9,472,749	9,637,548

Total equity	9,724,034	9,737,548

	$17,675,640	$14,776,451

Karta Technologies, Inc.

Comparative Statements of Income

Years Ended December 31, 2006 and 2005

	2006	2005
Revenues:
Contract revenue	$50,790,336	$52,807,202
Other revenue	466	320

	50,790,802	52,807,522

Expenses:
Direct expenses	29,061,995	28,709,136
Indirect expenses	16,376,347	17,627,179
Other expenses	2,599,487	1,149,779

	48,037,829	47,486,094

Operating income	2,752,973	5,321,428

Other income (expense):
Interest income	123,511	46,974
Interest expense	(5,646)	(117)

	117,865	46,857

Income before income taxes	2,870,838	5,368,285
Income tax expense	122,713	200,474

Net income	$2,748,125	$5,167,811

See independent auditors’ report on supplementary data.